Exhibit 10.7
NOTE CONVERSION AGREEMENT

THIS NOTE CONVERION AGREEMENT (this “Agreement”), dated as of December 10, 2010, is made by and among Imperial Oil and Gas, Inc., a Delaware corporation (“Imperial”), the wholly owned subsidiary of Imperial Resources, Inc., a Nevada corporation (“Resources”), Resources, and Coach Capital, LLC, a Delaware company (“Coach”).

RECITALS

WHEREAS, Coach is the holder of a promissory note in the principal amount of $900,000 (“Note”), which was issued by Imperial on or about January 19, 2010, for which Imperial received the loan proceeds on or about the same date: and

WHEREAS, Resources is the parent corporation of Imperial, holding all the outstanding common equity thereof, and Resources fully consolidates the financial statements of Imperial with its own financial statements; and

WHEREAS, Resources wishes to provide to Coach the option of being able to convert the principal amount of the Note into shares of common stock of Resources, by entering into this Agreement.

AGREEMENTS

NOW, THEREFORE, in consideration of these premises, the mutual covenants and agreements herein contained and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, Imperial, Resources and Coach hereby agree as follows:

1.
The Note was validly authorized by Imperial and was duly issued by Imperial to Coach, against receipt of the principal amount of the Note, on or about January 19, 2010.  Imperial confirms as of the date hereof, the outstanding principal amount due to Coach under the note is $900,000, and Imperial confirms that interest at the rate of 5% per annum, simple interest (“Stated Annual Interest Rate”) in the amount of $42,543.25 is due and owing as of the date hereof, based on a per diem rate of $123.2876.

2.
Imperial and Coach agree that the provisions relating to payment of a portion of the Imperial net production revenue stated in paragraphs 4 and 5 under the section “Terms of the Note” are hereby deemed null and void in connection with any conversion of the Note, and Imperial will not be required to pay any sums to Coach under those provisions or like provisions in the event of a conversion of the Note.

3.
Coach has the right to convert all, but not less than all, of the principal and the interest due and owning, based on the Stated Annual Interest Rate, through and including the date of the giving of the conversion notice to Resources as provided herein, but not thereafter, into shares of common stock of Resources, at the fixed rate of $0.58 per share (“Conversion Rate”).

4.
The Conversion Rate will be adjusted on a pro-rata basis for any changes in the capitalization of Resources due to a stock split or combination of shares.  In the event of the consummation of any other recapitalization or fundamental transaction such as a merger, combination or consolidation where Resources is not the surviving entity (referred to as a “Fundamental Transaction”), other than the change of par value of the common stock of Resources, the Conversion Rate will no longer be applicable and it is agreed that Coach and Resources will in good faith negotiate new terms for conversion of the principal amount and interest due under the Note.   Resources has the obligation, time being of the essence, to give to Coach notice and comprehensive details of any Fundamental Transaction not less than 20 days prior to the consummation of such transaction.

5.
Coach may convert the principal and interest then due under the Note, in whole and not in part, at any time before repayment in full of such principal and interest, by delivery of the Note and a copy of this Agreement to the principal offices of Resources, as stated in its most recent filings with the Securities and Exchange Commission, or to an address or by such other communication as might be otherwise agreed between the parties prior to conversion, accompanied by a request for conversion of the Note pursuant to this Agreement and a calculation of the amount of shares that it is entitled to receive together with instructions as to where the shares to be issued are to be delivered, with the name, address and US tax number, if any, of the registered owner. Coach will provide any other reasonably requested information required by the transfer agent for the issuance of the shares. Resources has five business days in which to verify or challenge the number of shares to be issued on conversion, and if it does not give notice of a disagreement with the calculation by Coach, then it shall issue one or more certificates representing the shares to be issued on conversion within ten business days of the date of the notice of conversion.  In the event that Resources disagrees with the number of shares requested on conversion by Coach, then Resources and Coach will work diligently and in good faith to determine the number of shares to be issued and Resources will issue the shares promptly once determined.

6.
The shares which may be issued on conversion of the Note will be acquired for the account of Coach (or other holder or assignee) and will not be acquired with the view to or for resale in connection with any public distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (“1933 Act).  Any shares issued on conversion of the Note will not be registered under the 1933 Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the 1933 Act pursuant to Section 4(2) thereof and/or the provisions of Rule 506 of Regulation D promulgated thereunder, and under the securities laws of applicable states.  Coach agrees to deliver to Resources, if requested, an investment letter in customary form.  Coach further understands that the certificates representing any shares to be issued on conversion will bear a legend substantially similar to the following and agrees that it will hold such shares subject thereto:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS.  NEITHER THIS SECURITY NOR ANY PORTION HEREOF OR INTEREST HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED UNDER SAID ACTS AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE COMPANY SHALL HAVE RECEIVED, AT THE EXPENSE OF THE HOLDER HEREOF, EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO THE COMPANY (WHICH MAY INCLUDE, AMONG OTHER THINGS, AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY).

7.
Coach has all requisite power, authority, and capacity to enter into this Agreement and to perform the transactions and obligations to be performed by it hereunder.  The execution and delivery of this Agreement, and the performance by Coach of the transactions and obligations contemplated hereby have been duly authorized by all requisite corporate or individual, as the case may be, action of Coach.  This Agreement has been duly executed and delivered by Coach and constitutes a valid and legally binding agreement of Coach, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws, both state and federal, affecting the enforcement of creditors’ rights or remedies in general from time to time in effect and the exercise by courts of equity powers or their application of principles of public policy.

8.
Coach is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act. Coach has (i) such knowledge and experience in financial and business matters that it is capable of independently evaluating the risks and merits of holding the Note and the underlying shares; (ii) independently evaluated the risks and merits of holding the Note and the underlying shares and has independently determined that these securities are a suitable investment for it; and (iii) sufficient financial resources to bear the loss of its entire investment in these securities.  Coach has had an opportunity to review the public reports of Resources as filed on Edgar, the Securities and Exchange Commission electronic filing system, and has had the opportunity to investigate and perform due diligence on Resources to its satisfaction.

9.
Resources has all requisite power, authority, and capacity to enter into this Agreement and to perform the transactions and obligations to be performed by it hereunder.  The execution and delivery of this Agreement, and the performance by Resources of the transactions and obligations contemplated hereby have been duly authorized by all requisite corporate or individual, as the case may be, action of Resources.  This Agreement has been duly executed and delivered by Resources and constitutes a valid and legally binding agreement of Resources, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws, both state and federal, affecting the enforcement of creditors’ rights or remedies in general from time to time in effect and the exercise by courts of equity powers or their application of principles of public policy.  Resources has the sufficient number of authorized but un-issued and unreserved shares of common stock to be able to issue such shares upon the conversion of the principal and interest due on the Note, as of the date hereof.

10.	Except at set forth herein, the terms of the Note are hereby confirmed and shall continue in full force and effect.

11.
This Agreement shall be construed and interpreted in accordance with and governed by the laws of the State of New York, without regard to conflict of law principles.  Any dispute arising out of or in connection with this Agreement shall be settled by litigation in the state or federal courts having jurisdiction for the County of New York, State of New York, and each of the parties hereto consents to personal jurisdiction in such courts.  Each of the parties hereto waives any objection based on forum non conveniens, and any objection to venue of any action instituted hereunder, and consents to the granting of such legal and equitable relief as is deemed appropriate by the court.

[Signature Page Follows]

IN WITNESS WHEREOF, Imperial, Resources and Coach have executed and delivered this Agreement on the date first written above.

Imperial Oil and Gas, Inc.

By: ________________
Robert Durbin
Authorized Signatory

Imperial Resources, Inc.

By: ________________
     James Payyappilly
Authorized Signatory

Coach Capital, LLC

By: ________________
Name:
Authorized Signatory